Letterhead
                       Andreas P. Demtriades & Associates




2nd September 1998

TO THE BOARD OF DIRECTORS OF:

Millenium Seacarriers, Inc.
Oakmont Shipping and Trading Limited
Topscale Shipping Company Limited
Ivy Navigation Ltd.
Millenium Elmar, Inc.
Millenium III, Inc.
Millenium V, Inc.
Millenium VII, Inc.
Millenium Yama, Inc.
Rapid Ocean Carriers, Inc.
Conifer Shipping Company Limited
Millenium Aleksander, Inc.
Millenium II, Inc.
Millenium IV, Inc.
Millenium VI, Inc.
Millenium Amethyst, Inc.
Millenium Majestic, Inc.


   Re: Registration Statement offering 12% First Priority Exchange Ship Mortgage
       Notes Due 2005 by the above referenced Registrants on Form F-4.
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Ladies and Gentlemen:

         We hereby consent to the use in the Prospectus constituting part of the above captioned Registration Statement to be filed on Form F-4, of this firm's name in the form and context in which the same appears.

/s/ Andreas P. Demetriades
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Andreas P. Demetriades-Managing Partner
Andreas P. Demetriades & Associates
Mabella Court
8 Acropoleos Avenue
P.O. Box 4533
Nicosia - Cyprus

Tel: 00357 2 420809
Fax: 00357 2 420772